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                                                               Exhibit 10g





                                      PROMISSORY NOTE

            $494,62O                                      November 5, 1997

                  For value received, CLEAN DIESEL TECHNOLOGIES, INC. of 300
            Atlantic Street, Stamford Connecticut 06901 ("Borrower") promises to pay to the order of PLATINM PLUS, INC., as nominee for itself and its affiliates as their interests may appear ("Lender") at the office of Lender located at 300 Atlantic Street, Stamford Connecticut 06901, the principal amount of Four Hundred Ninety Four Thousand Six Hundred Twenty and no/100 Dollars ($494,620), payable in three annual installments of One Hundred Thousand Dollars ($100,000) each on July 1 of each of the years 1998 through 2000 and a final installment of One Hundred Ninety Four Thousand Six Hundred Twenty Dollars ($194,620) on July 1, 2001 and on each such principal payment date to pay interest on the unpaid balance thereof at the rate of eight percent (8%) per annum computed on the basis of a year of 360 days and 30 days per month.

                 The Borrower may from time to time without premium or
            penalty prepay all or any part of the principal of this Note.

                 After ten (10) days notice of any default in payment of
            principal and interest due on this note, all of the principal and interest accrued hereon may, at the option of the Lender, be declared to be immediately due and payable and interest payable on the unpaid balances of this Note shall thereafter accrue at the rate of ten percent (10%) per annum (the "Default Rate"). All payments on this Note shall be applied first to interest accrued at the Default Rate, next to other accrued interest, and then to unpaid principal, in any case to the amounts thereof most recently outstanding.

                 The Borrower agrees to pay on demand all costs and expenses
            (including reasonable attorney's fees) incurred or paid by the Lender in enforcing the obligations of Borrower under this Note. This Note shall be governed by and construed under the laws of the State of Connecticut and the Borrower agrees to submit to the jurisdiction of the Stamford, Connecticut Superior Court in any action concerning this Note.

                 Notices hereunder shall be made if in writing, postage
            prepaid, and mailed first class to the address specified above or to another address by notice so given.


                                            CLEAN DIESEL TECHNOLOGIES, INC.


                                            By: /s/ J. D. Peter-Hoblyn
                                               ------------------------------
                                                Jeremy D. Peter-Hoblyn
                                                     President